Exhibit 99.1

Contact:	Investors & Analysts:
John Emerick
JD Bergquist Wood
Fair Isaac Corporation
(800) 213-5542
investor@fairisaac.com

Fair Isaac Announces Final Results of Exchange Offer for its 1.5% Senior Convertible
Notes Due August 15, 2023

MINNEAPOLIS — March 31, 2005 — Fair Isaac Corporation (NYSE:FIC), the leading provider of analytics and decision technology, today announced the final results of its offer to exchange (the “exchange offer”) $1,000 principal amount of its new 1.5% Senior Convertible Notes, Series B due August 15, 2023 (the “New Notes”) for each $1,000 principal amount of its outstanding 1.5% Senior Convertible Notes due August 15, 2023 (the “Senior Notes”). The exchange offer expired at midnight, New York City time, on Thursday, March 24, 2005 (the “expiration date”). The exchange offer was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Fair Isaac accepted for exchange $399,674,000 aggregate principal amount of Senior Notes, representing approximately 99.9% of the total outstanding Senior Notes. In accordance with the terms of the exchange offer, Fair Isaac has accepted for exchange all of the validly tendered Senior Notes. The settlement and exchange of New Notes for the outstanding Senior Notes is being made promptly. Immediately following consummation of the exchange offer, approximately $326,000 aggregate principal amount of Senior Notes will remain outstanding.

The exchange agent for the exchange offer was Wells Fargo Bank, National Association. The information agent for the exchange offer was Georgeson Shareholder Communications Inc. Any questions regarding the exchange offer or requests for additional copies of the offering circular and related documents which describe the exchange offer in more detail should be directed to Georgeson Shareholder Communications Inc. at (212) 440-9800 (banks and brokers) or (877) 278-9674 (all others).

This news release shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. The exchange offer was made only pursuant to the terms of an offering circular, as amended by Amendment No. 1 to the Schedule TO, and the related letter of transmittal and exchange offer materials, which were sent to holders of the Senior Notes and filed with the Securities and Exchange Commission. The Schedule TO and offering circular, each as amended, and the related letter of transmittal and other exchange offer documents are available free of charge at the website of the Securities and Exchange Commission — www.sec.gov. In addition, the company will provide copies of the Schedule TO and related documents upon request free of charge to holders of its Senior Notes.

About Fair Isaac

Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company’s predictive modeling, decision analysis, intelligence management, decision management systems and consulting services power billions of mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. Through the www.myFICO.com Web site, consumers use the company’s FICO® scores, the standard measure of credit risk, to manage their financial health. For more information, visit www.fairisaac.com.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to Fair Isaac or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to the company’s ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other risks described from time to time in Fair Isaac’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2004 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2004. If any of these risks or uncertainties materializes, Fair Isaac’s results could differ materially from Fair Isaac’s expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

Fair Isaac and FICO are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.

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